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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

            We consent to the use in this Registration Statement of NBC Acquisition Corp. on Form S-4 of our reports dated May 16, 1997 and May 24, 1996, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 16, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

            We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Omaha, Nebraska

March 16, 1998